UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-28533	98-0163519
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

805 W. Orchard Drive, Suite 7
Bellingham, Washington 98225
(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 752-1982

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 16, 2015, Integral Technologies, Inc. (the “Company”) has entered into an agreement in principle with a global manufacturing company (the “Licensee”) regarding certain exclusive and non-exclusive licensing rights to the Company’s existing ElectriPlast technology. The closing of the transactions contemplated by the proposed agreement is subject to, among other things, approval of the board of directors of both parties. The agreement would provide the Company with a global partner to extend the sales and application development reach of the ElectriPlast technology. Similarly, the agreement would provide the global partner with technology to address customers’ requirements for products and sub products requiring lighter weight, conductive materials. The Company anticipates that the transactions contemplated by the agreement will be consummated in the next couple of weeks, however there can be no assurance that the transactions contemplated by the agreement will ever be consummated.

This Form 8-K contains forward-looking statements. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding the expected timing for the consummation of the transactions contemplated by the agreement, are forward-looking statements which are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, among others, the execution of the agreement and the actual commencement date of the agreement may be different than we currently expect and those additional factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this Form 8-K. We caution investors not to place considerable reliance on the forward-looking statements contained in this Form 8-K. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 16, 2015

INTEGRAL TECHNOLOGIES, INC.

By:	/s/ Doug Bathauer
Doug Bathauer
Chief Executive Officer